UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On February 12, 2013, Crailar Technologies Inc. ("Crailar") entered into a Development Agreement (the "Agreement") with Cotswold Industries Inc. ("Cotswold") to encompass sustainable pocketing and waist banding for its branded apparel customers.

Pursuant to the Agreement, Crailar and Cotswold will work jointly and individually at their respective facilities, will co-operate in their research and development activities as may be required or expedient, and will use commercially reasonable efforts to develop or create commercially viable crailar fibers in order to facilitate the introduction of crailar fibers into pocketing, interlining and waist banding products. This development program will encompass all research, design, development, improvement and other experimentation and performance testing of crailar fibers during the 240 day term of the Agreement and the provision of reports and advice by the parties to one another with respect to the development of such products, the aim of which is to produce crailar fibers.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On January 12, 2013, Crailar Technologies Inc. issued a press release announcing that it has entered a development agreement with Cotswold Industries Inc. to encompass sustainable pocketing and waist banding for its branded apparel customers.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

Not applicable.

(b)      Pro forma Financial Information

Not applicable.

(c)      Shell Company Transaction

Not applicable.

(d)      Exhibits
Exhibit No.	Description
10.1	Development Agreement among Crailar Technologies Inc. and Cotswold Industries Inc., dated February 10, 2013.
99.1	Press Release February 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: February 12, 2013	By: /s/ Guy Prevost Guy Prevost Chief Financial Officer and a director

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